Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on May 9, 2008) of Inverness Medical Innovations, Inc. pertaining to the Matria Healthcare, Inc. Long-Term Stock Incentive Plan, Matria Healthcare, Inc. 2002 Stock Incentive Plan, Matria Healthcare, Inc. 2001 Stock Incentive Plan, Matria Healthcare, Inc. 2000 Stock Incentive Plan, Matria Healthcare, Inc. 1997 Stock Incentive Plan, Matria Healthcare, Inc. 1996 Stock Incentive Plan, Matria Healthcare, Inc. 2005 Directors’ Non-Qualified Stock Option Plan, Matria Healthcare, Inc. 2000 Directors’ Non-Qualified Stock Option Plan, Matria Healthcare, Inc. 1996 Directors’ Non-Qualified Stock Option Plan, MarketRing.Com, Inc. 1999 Stock Option and Stock Appreciation Rights Plan, of our report dated February 23, 2007, with respect to the consolidated financial statements of Biosite Incorporated, originally included in its Annual Report (Form 10-K) for the year ended December 31, 2006, then incorporated by reference in the Current Report on Form 8-K of Inverness Medical Innovations, Inc., dated June 26, 2007, filed with the Securities and Exchange Commission on July 2, 2007, and as amended on July 20, 2007.

/s/ Ernst & Young LLP

San Diego, California
May 8, 2008